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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Johnson Controls, Inc. of our report dated October 21, 1996, except as to Note 13 which is as of December 6, 1996 and Note 14 which is as of March 7, 1997, appearing in this Current Report on Form 8-K.

     1.   Post-Effective Amendment No. 6 to Form S-16 on Form S-3
          (Registration No. 2-64288)

     2.   Registration Statement on Form S-8 (Registration No. 33-30309)

     3.   Registration Statement on Form S-8 (Registration No. 33-31271)

     4.   Registration Statement on Form S-3 (Registration No. 33-50110)

     5.   Registration Statement on Form S-8 (Registration No. 33-58092)

     6.   Registration Statement on Form S-8 (Registration No. 33-58094)

     7.   Registration Statement on Form S-8 (Registration No. 33-49862)

     8.   Registration Statement on Form S-3 (Registration No. 33-57685)

     9.   Registration Statement on Form S-3 (Registration No. 33-64703)

     10.  Registration Statement on Form S-8 (Registration No. 333-10707)

     11.  Registration Statement on Form S-3 (Registration No. 333-13525)




PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
March 7, 1997